Exhibit 99.1

AVANTE COLOMBIA S.à.r.l.

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers Ltda.
Calle 100 No. 11 A-35 Piso 5
Apartado 60188
Conmutador: 634 0555
Fax: 2188544 - 218 9133
Bogota, Colombia
www.pwc.com/co

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
La Cortez Energy, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholder's equity and cash flows present fairly, in all material respects, the financial position of Avante Colombia S.a.r.1. and its branch at December 31, 2009 and 2008, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers

November 12, 2010

AVANTE COLOMBIA S.à.r.l.

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008
(Amounts in US Dollars)

	2009	2008
ASSETS
Current assets
Cash and cash equivalents	258,110	546,810
Accounts receivable	43,151	480,617

Total current assets	301,261	1,027,427
Oil and gas properties	5,213,351	5,396,702
Property, plant and equipment, net	55,440	86,846

Total assets	5,570,052	6,510,975

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable	30,960	17,758
Accrued liabilities	235,810	861,610
Income taxes payable	54,686	13,042

Total current liabilities	321,456	892,410
Related party payables	164,368	8,956,173
Asset retirement obligation	186,924	158,410

Total liabilities	672,748	10,006,993

STOCKHOLDER’S EQUITY (DEFICIT)
Common stock	9,691,403	14,640
Retained deficit	(4,794,099)	(3,510,658)

Total stockholder’s equity (deficit)	4,897,304	(3,496,018)

Total liabilities and stockholder’s equity (deficit)	5,570,052	6,510,975

The accompanying notes are an integral part of these consolidated financial statements.

AVANTE COLOMBIA S.à.r.l.

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
(Amounts in US Dollars)

	2009	2008
Revenue
Sales of oil	-	106,798

Total revenue	-	106,798
Lease operating expense	164,816	604,690
Cost of services	-	184,207
Depreciation, depletion and amortization	34,581	68,874
Loss from terrorism	115,602	267,777
General and administrative expense	451,850	509,728

Loss from operations	(766,849)	(1,528,478)

Other income (expense)
Accretion expense on asset retirement obligation	(28,514)	(24,164)
Interest expense and bank charges	(421,642)	(362,586)
Interest income	1,525	24,671
Foreign exchange losses	(27,907)	(102,670)

Total other income (expense)	(476,538)	(464,749)

Loss before income taxes	(1,243,387)	(1,993,227)
Income taxes	(40,054)	-

Net loss	(1,283,441)	(1,993,227)

Weighted average shares outstanding - basic and diluted	2,498	125

Net loss per common share - basic and diluted	(513.79)	(15,945.82)

The accompanying notes are an integral part of these consolidated financial statements.

AVANTE COLOMBIA S.à.r.l.

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
(Amounts in US Dollars)

			Additional
	Capital Stock		Paid-In	Retained
	Shares	Par Value	Capital	Deficit	Total

Balance, December 31, 2007	125	17,500	(2,860)	(1,517,431)	(1,502,791)
Net loss	-	-	-	(1,993,227)	(1,993,227)

Balance, December 31, 2008	125	17,500	(2,860)	(3,510,658)	(3,496,018)
Stock issued for capitalization of related party payable	66,634	9,328,760	348,003	-	9,676,763
Net loss	-	-	-	(1,283,441)	(1,283,441)

Balance, December 31, 2009	66,759	9,346,260	345,143	(4,794,099)	4,897,304

The accompanying notes are an integral part of these financial statements.

AVANTE COLOMBIA S.à.r.l.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
(Amounts in US Dollars)

	2009	2008
Cash flows from operating activities:
Net loss	(1,283,441)	(1,993,227)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation, depletion and amortization	63,095	93,038
Loss from terrorism	115,602	267,777
Write down of tangible equipment to net realizable value	64,234	-
Accrued interest expense	417,345	362,290
Changes in operating assets and liabilities:
Accounts receivable	437,466	(479,659)
Inventories	-	25,079
Prepaid expenses and other current assets	-	1,368
Accounts payable	13,202	(506,800)
Accrued liabilities	(551,935)	106,880
Income taxes	41,644	(1,324)

Net cash used in operating activities	(682,788)	(2,124,578)

Cash flows from investing activities:
Purchase of fixed assets	(73,525)	(1,302,912)

Net cash used in investing activities	(73,525)	(1,302,912)

Cash flows from financing activities:
Repayments of related party payables	-	(25,803)
New related party payables	467,613	3,632,997

Net cash provided by financing activities	467,613	3,607,194

Net change in cash and cash equivalents	(288,700)	179,704
Cash and cash equivalents, beginning of period	546,810	367,106

Cash and cash equivalents, end of period	258,110	546,810

Cash payments for interest	4,297	296

Noncash investing and financing transactions:
Capitalization of related party payables as common stock	9,676,763	-

The accompanying notes are an integral part of these financial statements.

AVANTE COLOMBIA S.à.r.l.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
(Amounts in US Dollars)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Basis of Presentation and Description of Business

Avante Colombia S.à.r.l. (“Avante” or the “Company”) was incorporated under Luxembourg Law on December 13, 2005, as a private limited liability company (Societé à résponsabilité limitée).  The Company was formed to own and operate oil and natural gas properties through its wholly owned Colombian branch, Avante Colombia Ltd.  The consolidated financial statements include the accounts of Avante Colombia S.à.r.l. and Avante Colombia Ltd.

At December 31, 2009 and 2008 the Company was a wholly owned subsidiary of Avante Petroleum SA, a Luxembourg company.

Avante participates as operator, together with its partner Vetra Exploración y Producción S. A. (previously Petrotesting Colombia S. A.), in two contracts in Colombia.  These are production contracts for previously inactive discovered fields.  The branch participates in the following percentages:

Contract	Percentage

Puerto Barco	50%
Rio de Oro	50%

As commented in Note 4, the Puerto Barco field, which had been producing oil, was seriously damaged by an insurgent attack in July 2008.  Consequently, the contract was suspended from July 7, 2008 until February 28, 2010.  The Company is planning to reactivate the production of the field in 2010 and is discussing with Ecopetrol, the national oil company, the possibility to extend the Puerto Barco contract.

The Rio de Oro contract was suspended from March 6, 2007 until February 28, 2010, but the Company is discussing the possibility of extending that contract as well.

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned, and expenses are recognized when incurred.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  Estimates which are particularly significant to the consolidated financial statements include depreciation, depletion, asset retirement obligations and accrued revenues.

Cash Equivalents

For purposes of the consolidated statement of cash flows, Avante considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. Avante routinely assesses the financial strength of its customers. Bad debts are recorded based on an account-by-account review after all means of collection have been exhausted and potential recovery is considered remote.

Property and equipment, net

Property and equipment consists primarily of office furniture, software and equipment and is stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives ranging from three to five years. Depreciation expense for the years ended December 31, 2009 and 2008 was $34,581 and $16,750, respectively.

Oil and Natural Gas Properties

The Company follows the successful efforts method of accounting for its oil and natural gas properties.

Depletion of capitalized oil and gas costs are based on the units-of-production method based on proved reserves. Such reserves were determined during 2008 by an independent petroleum engineering firm. The Company recognized depletion expense of $52,124 for the year ended December 31, 2008 when there was production. During 2009 there was no production and, therefore, no depletion was recorded.

Due to a terrorist attack on the Company’s oil production facilities in July 2008 (as discussed in Note 4), the Company’s oil and gas properties has been classified as having unproved reserves, as defined in SEC Regulation S-X, based on a determination from an independent petroleum engineer’s report dated July 31, 2010. It was determined that the company could not export the produced oil due to the damage to the facilities as well as the lack of proper infrastructure to process and transport the oil production to market.

As discussed in Note 7, asset retirement costs are recognized when the asset is placed in service, and are amortized over proved reserves using the units-of-production method. Asset retirement costs are estimated based upon our contractual and regulatory commitment to pay future plugging and abandonment costs.

Oil and natural gas properties are reviewed for impairment when facts and circumstances indicate that their carrying value may not be recoverable. Based on management’s assessment, which includes reviewing available data on geological studies conducted on the properties and the Company’s definitve plans to drill and reactivate wells on those properties, there is no impairment that is needed to be recorded at December 31, 2009 and 2008.

Par value of common stock

The par value of the common stock is EUR 100 per share. This was equal to US$140 per share at December 31, 2009 (US$140 at December 31, 2008).

Revenue Recognition

Sales of crude oil are recognized when the delivery to the purchaser has occurred and title has been transferred. This occurs when oil has been delivered to a pipeline or a tank lifting has occurred. Crude oil is priced on the delivery date based upon prevailing prices published by purchasers with certain adjustments related to oil quality and physical location.

Income Taxes

The Company accounts for income taxes under the provisions of FASB ASC Topic No. 740 (formerly SFAS No. 109, Accounting for Income Taxes) which provides for an asset and liability approach in accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributable to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

In recording deferred income tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those deferred income tax assets would be realizable. The Company considers the scheduled reversal of deferred income tax liabilities and projected future taxable income for this determination. The Company established a full valuation allowance and reduced its net deferred tax asset, principally related to the Company’s net operating loss carryovers, to zero as of December 31, 2009 and 2008. The Company will continue to assess the valuation allowance against deferred income tax assets considering all available information obtained in future reporting periods. If the Company achieves profitable operations in the future, it may reverse a portion of the valuation allowance in an amount at least sufficient to eliminate any tax provision in that period. The valuation allowance has no impact on the Company’s net operating loss (“NOL”) position for tax purposes, and if the Company generates taxable income in future periods, it will be able to use its NOLs to offset taxes due at that time.

Foreign exchange

The consolidated financial statements are presented in US Dollars, which is also the functional currency.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement.

Loss per Common Share

The Company accounts for earnings (loss) per share in accordance with FASB ASC Topic No. 260 – 10 (formerly SFAS No. 128, Earnings per Share), which establishes the requirements for presenting earnings per share (“EPS”). FASB ASC Topic No. 260 – 10 requires the presentation of “basic” and “diluted” EPS on the face of the statement of operations. Basic EPS amounts are calculated using the weighted average number of common shares outstanding during each period. Diluted EPS is not currently applicable.

Environmental

The Company is subject to extensive federal and local environmental laws and regulations. These laws, which are frequently changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation are probable, and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments is fixed and readily determinable.

Recently Issued Accounting pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) 805-10 (formerly Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations ). ASC 805-10 establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquire and the goodwill acquired. ASC 805-10 also establishes disclosure requirements that will enable users to evaluate the nature and financial effects of the business combination. ASC 805-10 is effective for acquisitions that occur in an entity’s fiscal year that begins after December 15, 2008, which was the Company’s fiscal year 2009. However, since Avante did not consummate any material business combinations during the year ended December 31, 2009, the adoption did not materially affect its consolidated financial statements.

In March, 2008, the FASB issued guidance that requires disclosures related to objectives and strategies for using derivatives; the fair-value amounts of, and gains and losses on, derivative instruments; and credit-risk-related contingent features in derivative agreements. This guidance was effective as of the beginning of an entity’s fiscal year beginning after December 15, 2008, which was the Company’s fiscal year 2009. The adoption of this guidance did not have a material effect on the Company’s disclosures as Avante does not hold derivative instruments.

In May 2009, the FASB issued ASC 855-10 (formerly SFAS No. 165, Subsequent Events ). ASC 855-10 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Although there is new terminology, the standard is based on the same principles as those that currently exist. This guidance, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. Avante adopted this guidance for the year ended December 31, 2009. The adoption of this guidance did not have an impact on the Company’s financial position or results of operations.

In June 2009, the FASB issued ASC 105-10 (formerly SFAS No. 168, The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162), which establishes the FASB Accounting Standards Codification TM (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. This guidance was effective for financial statements issued for interim and annual periods ending after September 15, 2009. On the effective date of this guidance, all then-existing non-SEC accounting and reporting standards were superseded, except as noted within ASC 105-10. Concurrently, all non-grandfathered, non-SEC accounting literature not included in the Codification is deemed non-authoritative with some exceptions as noted within the literature. The adoption of this guidance did not have an impact on Avante’s financial position or results of operations.

In January, 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements, which enhances the usefulness of fair value measurements. The amended guidance requires both the disaggregation of information in certain existing disclosures, as well as the inclusion of more robust disclosures about valuation techniques and inputs to recurring and nonrecurring fair value measurements. The amended guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disaggregation requirement for the reconciliation disclosure of Level 3 measurements, which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those years. We adopted ASU 2010-06 effective December 31, 2009, and the adoption did not have a significant impact on our consolidated financial statements. We have made all required disclosures.

(2) FAIR VALUES OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company’s financial instruments closely approximate the carrying amounts as discussed below:

Cash and cash equivalents, accounts receivable, other current assets, accounts payable and other current liabilities. The carrying amounts approximate fair value due to the short maturity of these instruments.

Related Parties payables. The carrying amount of these payables approximates fair value because the interest charged did not materially differ from market rates for similar borrowings.

(3) OIL AND GAS PROPERTIES

Oil and Gas Properties as of December 31, included:

	2009	2008

Cost	4,695,208	4,626,880
Depletion	(43,997)	(43,997)

Intangibles, net	4,651,211	4,582,883

Cost	444,063	700,572
Depletion	(16,169)	(20,999)

Tangibles, net	427,894	679,573

Asset Retirement Costs	134,246	134,246

Cost	5,273,517	5,461,698
Depletion	(60,166)	(64,996)

Total Oil and Gas Properties, net	5,213,351	5,396,702

(4) LOSS FROM TERRORISM

On July 7, 2008 the Company's oil production facility at La Gabarra in the Puerto Barco oil field in Colombia was seriously damage by a terrorist attack. The initial estimated loss of $267,777, which included the cost of the production facilities destroyed as well as environmental remediation costs, was charged to expense in 2008. Following a detailed field inventory performed in 2009, it was necessary to write-off the cost of additional equipment which had been lost, although this was partly offset by lower than expected environmental remediation costs. The net amount charged to expense in 2009 is $115,602.

(5) PROPERTY, PLANT AND EQUIPMENT

Property, Plant and Equipment as of December 31, included:

	2009	2008

Cost	103,461	99,491
Depreciation	(55,146)	(21,335)

Computer equipment and licenses, net	48,315	78,156

Cost	8,914	9,583
Depreciation	(1,789)	(893)

Furniture and Fittings, net	7,125	8,690

Cost	112,375	109,074
Depreciation	(56,935)	(22,228)

Total Property, Plant and Equipment, net	55,440	86,846

(6) RELATED PARTY TRANSACTIONS

On December 18, 2009, the Company issued 66,634 shares of stock for the capitalization of a related party payable in the amount of $9,676,763.  This amount represented the balance of loans received from Avante Petroleum S. A., which accrued interest at 5%.   The remaining payable at December 31, 2009 is related to technical assistance services received from another Avante company.

(7) ASSET RETIREMENT OBLIGATION

ASC 41-20 (formerly FAS No. 143), requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable. Under this method, when liabilities for dismantlement and abandonment costs, excluding salvage values, are initially recorded, the carrying amount of the related oil and natural gas properties is increased. The fair value of the ARO asset and liability is measured using expected future cash outflows according to the Company’s contractual commitments.

The following table reflects the changes in the ARO during the years ended December 31, 2009 and 2008.

	2009	2008

Asset retirement obligation - beginning of period	158,410	179,063
Current period revisions to previous estimates	-	(44,817)
Accretion during the year	28,514	24,164

Asset retirement obligation - end of period	186,924	158,410

(8) INCOME TAXES

The Company files tax returns in Colombia and Luxembourg.  The current tax provision of $40,054 for 2009 represents a presumptive (minimum) tax in Colombia of $54,509 and a provision of $177 in Luxembourg, less an adjustment of $14,632 for a prior year.  For 2008 no such tax was calculated.

The components of the Company’s deferred tax assets at December 31, 2009 and 2008 are as follows:

	2009	2008
Deferred tax effect of:
Tax loss carryforwards	2,281,490	1,697,307
Asset retirement cost provision	61,685	52,275

	2,343,175	1,749,582
Valuation allowance	(2,343,175)	(1,749,582)

	-	-

Accumulated tax losses by country as of December 31, 2009 and 2008 are as follows:

	2009	2008

Colombia	2,924,000	2,034,000

Luxembourg	4,605,000	3,463,000

(9) EQUITY

The par value of the Company’s common stock is EUR 100 per share, which is equal to US$140 per share for financial reporting purposes.

On December 18, 2009, the Company issued 66,634 shares of stock for the capitalization of a related party payable in the amount of $9,676,763.

(10) SUBSEQUENT EVENTS

In February and May 2010, certain equipment, including drill casings, was stolen from the Company.  As a result of this theft, the Company incurred an uninsured loss of approximately $61,000.

On March 2, 2010 the parent company, Avante Petroleum SA, signed a stock purchase agreement with La Cortez Energy, Inc. whereby La Cortez Energy, Inc.  acquired the entire outstanding share capital of the Company in exchange for 10,285,819 common shares of La Cortez Energy, Inc.

Management has evaluated subsequent events through November 12, 2010, which is the date these financial statements were issued.